Exhibit 99.1

                    ADC Reports Second Quarter 2004 Results;
     KRONE Acquisition Increases Focus on Growing Profitable Core Business

     MINNEAPOLIS--(BUSINESS WIRE)--May 19, 2004--ADC (Nasdaq:ADCT):

     --   Net Sales Were $182 Million (GAAP and Pro Forma), Up 8% from 1Q04

     -- Strong Growth Of Connectivity and Wireless Sales Year-Over-Year and Sequentially

     --   International Sales Were 35% of Total Sales

     --   $0.03 GAAP Loss Per Share From Continuing Operations

     -- $0.00 Pro Forma EPS From Continuing Operations (Excludes $0.03 Per Share of Impairment and Restructuring Charges Related to Non-Core Product Lines and Facilities Consolidations)

     -- Total Cash and Securities (Short- and Long-term) Was $776 Million at Quarter End

     ADC (Nasdaq:ADCT, www.adc.com) today announced results for the second quarter ended April 30, 2004 prepared in accordance with generally accepted accounting principles (GAAP) as summarized below for ADC and its operating segments, Broadband Infrastructure and Access (BIA) and Integrated Solutions
(IS), on a continuing operations basis.
     "We have made outstanding progress in building ADC's profitable core business with global scale and presence as we execute our strategy to become the leading global network infrastructure company," said Robert E. Switz, president and CEO of ADC. "We completed our acquisition of KRONE on May 18 and grew second quarter sales sequentially by 8% over the first quarter of 2004 on strong sales growth of connectivity and wireless systems. We look forward to driving significant and sustainable value by delivering the right infrastructure solutions to enable all of our customers - wireline, wireless, cable, broadcast, and enterprise - to profitably deploy every type of broadband service offering and application."


GAAP Basis (dollars in millions, except per share amounts), Continuing
 Operations

                                2004          2004           2003
ADC Results                Second Quarter First Quarter Second Quarter
-----------                -------------- ------------- --------------
Net sales                 $        182.2         168.5          186.0
   Percent outside U.S.             34.8%         34.4%          30.0%
Gross margin                        39.7%         39.3%          38.9%
Operating loss            $        (26.4)         (4.4)         (30.1)
Income (loss) from
 continuing operations    $        (25.6)          3.4          (30.6)
Earnings (loss) per share
 from continuing
 operations - basic and
 diluted                  $        (0.03)         0.00          (0.04)

Segment Results
---------------
Net sales:
BIA                       $        120.9         106.0          113.9
IS                        $         61.3          62.5           72.1
Operating income (loss):
BIA                       $          6.4           4.5           (7.0)
IS                        $         (8.9)         (3.4)          (0.6)


     In addition to GAAP income statement results, ADC also presents pro forma income statement results prepared with certain adjustments as noted in this release. Due to the significance of ADC's restructuring activities from fiscal 2000 to 2004, management believes that a more meaningful comparison of fiscal 2004 results would exclude impairment and restructuring charges, certain non-operating gains/losses and results of discontinued operations in deriving pro forma income statements for fiscal 2004 and historical periods. For an explanation of pro forma items excluded from GAAP income statement results, please refer to the "Pro Forma Items Excluded from GAAP Results" section of this release and review the attached supplementary schedules that reconcile GAAP results to pro forma results for the three-month periods ended April 30, 2004 and 2003 and the three-month period ended January 31, 2004.
     Pro forma basis results, which reflect adjustments to all quarters related to the exclusion of impairment and restructuring charges, certain non-operating gains/losses and results of discontinued operations are summarized below for ADC and its operating segments on a continuing operations basis.


Pro Forma Basis (dollars in millions, except per share amounts), Continuing Operations

                                2004          2004           2003
ADC Results                Second Quarter First Quarter Second Quarter
-----------                -------------- ------------- --------------
Net sales                 $        182.2         168.5          186.0
Gross margin                        39.7%         39.3%          39.6%
Operating income (loss)   $         (3.5)          2.5          (12.7)
Income (loss) from
 continuing operations    $         (2.7)          2.2          (13.9)
Earnings (loss) per share
 from continuing
 operations - basic and
 diluted                  $         0.00          0.00          (0.02)

Segment Results
---------------
Net sales:
BIA                       $        120.9         106.0          113.9
IS                        $         61.3          62.5           72.1
Operating income (loss):
BIA                       $          6.4           4.5           (7.2)
IS                        $         (8.9)         (3.4)          (0.6)


     Sufficient Cash for Organic Growth of Core Business

     "As a result of our acquisition of KRONE, ADC's total cash and securities (short- and long-term) of $776 million on April 30 were reduced by net cash of $294 million on May 18. The resulting cash balance is sufficient for organic growth plans for our core business as $200 million of convertible notes mature on June 15, 2008, another $200 million of convertible notes mature on June 15, 2013 and both notes have a conversion price of $4.013 per share," said Gokul Hemmady, ADC's chief financial officer. "We are focused on building our core business where ADC excels in serving our customers and growing total cash provided by operating activities, which leads to increased shareowner value. This core business focus combined with our lower cost structure is expected to result in our earnings growing faster than sales in the recovery of telecommunications capital spending. In addition, our fully reserved deferred tax assets will reduce our income tax payable on future earnings for numerous years."

     Certain ADC balance sheet and cash flow information on a GAAP basis and related statistics are summarized below.


Other GAAP Data & Related Statistics (dollars in millions)

Balance Sheet Data and       April 30,     January 31,    April 30,
 Related Statistics             2004           2004          2003
-------------------------  -------------- ------------- --------------
Cash and cash equivalents
 - unrestricted           $        730.2         724.6          373.3
Short-term available for
 sale securities          $         11.2          25.0            3.1
Long-term available for
 sale securities          $         16.6          17.1            4.6
Restricted cash           $         18.0          16.0           62.1
                           -------------- ------------- --------------
Total cash and securities $        776.0         782.7          443.1
                           ============== ============= ==============
Restructuring accrual     $         32.5          25.6           35.3
Current ratio                        4.2           4.0            2.2
Long-term notes payable   $        400.0         400.0              -


                                              2004     2004     2003
                                             Second   First    Second
Cash Flow Data and Related Statistics        Quarter  Quarter  Quarter
-------------------------------------       -------- -------- --------
Total cash provided by (used in)
   operating activities                    $    2.8     (6.2)   (38.3)
Days sales outstanding                         52.8     52.0     49.9
Inventory turns - annualized                    5.7      6.0      5.8
Depreciation and amortization              $   10.4     11.4     18.2
Property and equipment additions, net      $    3.7     (2.7)    10.4


     In the second quarter of 2004, total cash provided by operating activities was $3 million primarily from working capital changes. In the first quarter of 2004, total cash used in operating activities was $6 million primarily from a pay down of current liabilities partially offset by accounts receivable collections. In the second quarter of 2003, the $38 million of total cash used in operating activities was primarily from the payment of restructuring accruals.
     Total employees were approximately 5,900 as of April 30, 2004 compared to approximately 5,800 as of January 31, 2004 and approximately 6,100 as of April 30, 2003. The increase in headcount from January 31, 2004 was primarily related to an increase of connectivity manufacturing employees exceeding the reduction of approximately 130 employees from discontinued operations reported in the first fiscal quarter of 2004.

     KRONE Acquisition

     On May 18, 2004, ADC completed its acquisition of the KRONE Group, a leading global supplier of copper- and fiber-based connectivity solutions and cabling products used in public access and enterprise networks by many of the world's leading organizations, from GenTek Inc. This acquisition is a perfect fit with ADC's new strategic initiative to become the leader in global network infrastructure solutions and services. ADC's new global network infrastructure strategy includes the products, systems and services that provide the foundation for every type of communications network over every medium: fiber, copper, coaxial, and wireless. The intent of the strategy is to enable all of ADC and KRONE customers -- wireline, wireless, cable, broadcast, and enterprise -- to profitably deploy every type of broadband service offering and application. For example, KRONE and ADC Ethernet infrastructure products will provide unmatched solutions for Voice-over-IP and Gigabit Ethernet networks. In addition, with approximately 70% of ADC sales in North America and approximately 80% of KRONE sales outside of North America, this acquisition truly creates global scale with local presence to serve all our customers. With the addition of KRONE, ADC further establishes itself as a leader in network infrastructure, a core strength area where it has a proven record of success.
     The acquisition was valued at approximately $350 million in which ADC paid net cash of approximately $294 million and assumed certain defined liabilities consisting principally of KRONE's pension obligation for its German workforce. ADC expects to take a charge for various acquisition-related expenses the amount of which has not been determined at this time. Excluding the charge and amortization of acquisition-related intangibles, ADC expects the acquisition to be accretive to earnings per share in 2004. ADC will file a Form 8-K with the SEC within 75 days of the closing that will contain more details of the KRONE acquisition, including audited historical financial statements of the KRONE business and pro forma historical financial statements of ADC that include the KRONE business.

     Review of Operating Segments

     The GAAP and pro forma sales results of ADC's operating segments on a continuing operations basis are summarized above. Commentary on the changes in the sales results follows.

     Broadband Infrastructure and Access

     On a quarterly sequential basis from the first quarter of 2004, BIA sales in the second quarter of 2004 were 14% higher as a result of strong sales growth in both connectivity and wireless systems, sales growth in cable telephony/data systems and approximately flat sales in wireline systems. On a sequential quarter basis, wireless systems sales have increased for five quarters in a row. Comparing second quarters on a year-over-year basis, BIA sales were 6% higher on strong growth in both connectivity and wireless systems partially offset by lower sales of wireline and cable telephony/data systems. Sales of connectivity and wireless systems have each increased year-over-year for three quarters in a row.

     Integrated Solutions

     On a quarterly sequential basis from the first quarter of 2004, IS sales in the second quarter of 2004 decreased by 2% as growth in sales of systems integration services was more than offset by lower software sales. Comparing second quarters on a year-over-year basis, 2004 sales for IS decreased by 15% on lower sales for both systems integration services and software systems.

     Recent Wins and Achievements

     ADC's wins and achievements in recent months are summarized below.

     Connectivity

     ADC's OmniReach(TM) Fiber-to-the-Premises (FTTP) Infrastructure Solutions are being deployed by Regional Bell Operating Companies, Independent Operators and other service providers throughout North America. Home Town Cable Plus has successfully deployed ADC's OmniReach solutions in its all-fiber network. Home Town Cable Plus, a Port St. Lucie, Fla.-based integrated service provider, uses the OmniReach family of FTTP products to deliver voice, video, data, and Internet services to homes and businesses in its subscriber area. These services include local and long distance telephone service, 217 channels of switched digital video, gigabit Ethernet high-speed Internet service and enhanced home security service over the advanced IP-based FTTP network.
     Syncrude has deployed ADC's IP Infrastructure solutions in its high-speed, highly reliable enterprise network. Equipment deployed in the Syncrude data network includes the OMX(TM) 800 high-density fiber distribution frame, FL2000 fiber panels, and FiberGuide(TM) raceways. The Canadian-based oil production company has deployed ADC's IP infrastructure solutions to optimize their network infrastructure and increase reliability of service delivery for critical applications such as telephony, data, security, and process controls.
     ADC announced an agreement with Enditel Endesa, one of the leading providers of technology solutions and services to Spain's major telecommunications service providers, utility companies, government departments, universities, and businesses. The agreement enables Enditel Endesa, which has major offices in Barcelona, Madrid and Seville, to provide and install ADC's fiber and copper connectivity and wireline products to customers throughout Spain.
     ADC also announced an agreement with Cablux to market ADC's broad range of network connectivity products throughout Denmark and the Faeroe Islands.

     Wireless

     ADC's Digivance(TM) system is gaining acceptance at large wireless carriers to improve spectrum and capacity efficiency, as well as to increase coverage footprint. The Digivance system is the only all-digital system that expands network coverage and capacity while providing a significant cost savings to wireless carriers. By deploying the "base station hoteling" architecture, carriers can centralize base-station equipment and rapidly deploy antennas where coverage and capacity issues exist. Digivance then transports wideband RF via digital optical signals over fiber or free space optics to economically expand coverage and capacity while improving quality. Digivance also solves the difficult challenge of covering entire buildings or campus facilities. With the installation of this low-cost, high-quality solution, wireless carriers can quickly and cost-effectively deliver coverage to corporate facilities and other buildings where mobile users demand service.

     Wireline

     Telefonica Brasil, one of the largest ILECs and leading providers of wireline and data services to the country, has selected ADC's WorldDSL(TM) family of high-speed High Bit Rate Digital Subscriber Line (HDSL) access systems. Telefonica Brasil will use the equipment to deliver voice, data, Internet and leased-line services to business customers throughout the country. ADC has provided Telefonica Brasil with its world-class products and support for several years. The WorldDSL solution enables Telefonica to expand data services and reach a larger number of corporate customers economically and profitably. The communications provider will continue to collaborate with ADC as it broadens its range of telecommunications services to the Brazilian business community.

     IP Cable

     ADC announced it is shipping its high-density DOCSIS(R) 2.0 CMTS module for the Cuda(TM) 12000 Next-Generation cable modem termination system (CMTS). This new CMTS module, based on Broadcom's DOCSIS 2.0 chipset, is capable of providing throughput of nearly 500 Mbps. With these increased data rates, multiple system operators can compete more effectively with existing providers to deliver symmetrical broadband applications such as voice, business grade high-speed data services and peer-to-peer functionality.

     Software

     ADC won top honors at the World Billing Awards, the industry's most prestigious awards ceremony. ADC won three out of the five major industry awards, including top prize, "Overall Best Contribution to Billing," as well as the "Best Billing Implementation - Telecoms" and "Best Billing Implementation - Utilities" awards. This is the second consecutive year ADC has received recognition at the awards ceremony. The World Billing Awards reward billing best practice, excellence in billing as well as exceptional relationships brokered between customer and supplier, and help to raise awareness of the significance of the billing process to the communications industry. Top honor, "Best Overall Contribution to Billing," recognizes the organization that has had the largest impact on the billing landscape during the past year.
     T-Systems, a division of Deutsche Telekom, selected ADC's Singl.eView(TM) as its billing partner for its Business Process Outsourcing (BPO) offering. T-Systems will utilize the Singl.eView solution within its BPO offering to provide outsourced billing for the telecommunications industry, on a global basis. The two companies have also identified opportunities to work across multiple industries, such is the flexibility of the Singl.eView solution to adapt to and bill for any industry transaction. The T-Systems offering, together with Singl.eView delivers managed business flexibility for organizations wishing to outsource their business process and billing requirements.
     India's Bharti Tele-Ventures Ltd. (Bharti) has successfully deployed ADC's Metrica(R) software to manage the performance of its AirTel wireless network. The deployment makes Bharti the first operator in India to launch a nationwide performance-management system, serving more than six million subscribers throughout the country. Metrica has centralized performance management of Bharti's 15 GSM networks. Bharti is India's largest mobile carrier based on number of customers, and the company anticipates that subscriber levels will grow by 110 percent during the next three years.
     NII Holdings, Inc. selected the Metrica performance management software to monitor the quality of wireless services for business customers throughout Latin America. Data collection will take place via a unique centralized server in Mexico and end-users from NII subsidiaries in Argentina, Brazil, Mexico, and Peru will have access to network information using a standard Web browser. Metrica software will provide NII with quick, easy-to-access network information to help maintain service quality.
     StarHub, Singapore's innovative info-communications operator, has selected ADC's Metrica solution to monitor its new GPRS network and manage the quality of GPRS services delivered to all subscribers over the network.
     Maroc Telecom, one of Morocco's leading suppliers of mobile services, will deploy ADC's Metrica performance management software to monitor its GPRS network which serves over four million subscribers in the Kingdom.
     Mobile Telecommunications Company (MTC), the largest provider of cellular services in Kuwait, will deploy ADC's new generation Metrica Performance Manager to monitor the network performance and the quality of services delivered to all of MTC's mobile subscribers in the country.

     Outlook

     Without giving effect to potential divestitures and including KRONE's expected results after May 18, ADC currently anticipates that sales in the third quarter of 2004 will be around $250-$260 million and related pro forma earnings per share will be around breakeven to $0.01. ADC is not able to provide an outlook for GAAP earnings per share at this time for the reasons explained below. ADC cautions investors that forecasting in these soft and changing industry conditions combined with economic, geopolitical and other uncertainties remains extremely difficult and subject to change, especially with respect to the timing of closing and deploying contracts that can delay the start of new sales sources.
     As previously announced, ADC is currently considering strategic choices to add and/or subtract product lines in its portfolio with the goal of growing profitably in more focused areas and being a leader in each market we serve.
     Starting in the third quarter of 2002, the tax benefits of ADC's pre-tax losses have been added to its deferred tax assets with an offsetting valuation reserve. As of April 30, 2004, ADC had a total of $827 million in deferred tax assets that have been offset by a full valuation reserve and as a result have been shown on the balance sheet at zero. As it generates pre-tax income in future periods, ADC does not currently expect to record significant income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Most of the deferred tax assets are not expected to expire until 2022-2024.
     Pro forma results in this outlook exclude impairment and restructuring charges and certain non-operating gains/losses that may be incurred if ADC takes actions designed to further lower its breakeven point or restructure its operations. ADC is unable to provide an outlook for earnings per share on a GAAP basis at this time as ADC may incur such additional impairment and restructuring charges and certain non-operating gains/losses in future fiscal quarters. The amount of any such additional charges is uncertain and will depend on many factors including the evolving outlook for industry conditions and ADC's businesses. If such charges are incurred they could result in a significant difference between GAAP and pro forma earnings per share.

     Pro Forma Items Excluded from GAAP Results

     Pro forma income statement results from continuing operations in both fiscal 2004 and 2003 exclude impairment and restructuring charges, certain non-operating gains/losses and results of discontinued operations.
     In deriving pro forma results from continuing operations for the second quarter of 2004, ADC excluded net charges of $23 million ($0.03 per share) primarily related to impairment and restructuring charges on non-core product lines and facilities consolidations.
     In deriving pro forma results from continuing operations for the first quarter of 2004, ADC excluded net credits of $1 million ($0.00 per share). These credits were primarily related to gains from divested assets and investments partially offset by charges for employee reductions and facilities consolidations as a result of restructuring.
     In deriving pro forma results for the second quarter of 2003, ADC excluded charges of $17 million ($0.02 per share). These charges were comprised of impairment charges for fixed assets and restructuring charges primarily related to employee reductions and facilities consolidations.

     Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

     ADC will discuss its second quarter 2004 results and current outlook on a conference call scheduled today, May 19, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts. Starting today at 7:00 p.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on May 26 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 6914118) or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

     About ADC

     ADC is a world leader in providing global network infrastructure products, services and software that enable the profitable delivery of high-speed Internet, data, video, and voice services over our customers' unique networks. ADC (NASDAQ:ADCT) has sales into more than 90 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

     Cautionary Statement under the Private Securities Litigation Reform Act of 1995

     All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers, as the majority of ADC's sales are derived from these companies; the overall demand for ADC's products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC's industry or generally within the economy; the impact of actions we may take as a result of our ongoing portfolio review, which may include business acquisitions or divestitures; ADC's ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; possible consolidation among communications service providers; and other risks and uncertainties, including those identified in the section captioned Risk Factors in Item 1 of ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2003. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                  ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED
                                  (In millions)

                                ASSETS

                                                     April    October
                                                     2004      2003
                                                   --------- ---------

CURRENT ASSETS:
 Cash and cash equivalents                           $730.2    $718.7
 Short-term marketable securities                      11.2      26.7
 Accounts receivable                                  106.6      99.8
 Unbilled revenue                                      29.4      30.6
 Inventories                                           76.7      66.3
 Assets of discontinued operations                        -      17.4
 Prepaid and other current assets                      42.0      48.3
                                                   --------- ---------

      Total current assets                            996.1   1,007.8

 PROPERTY AND EQUIPMENT, net                          169.6     190.6

 ASSETS HELD FOR SALE                                  17.8      25.1

 RESTRICTED CASH                                       18.0      15.6

 LONG-TERM MARKETABLE SECURITIES                       16.6      19.5

 OTHER ASSETS                                          32.5      38.3
                                                   --------- ---------
   TOTAL ASSETS                                    $1,250.6  $1,296.9
                                                   ========= =========



                 LIABILITIES & SHAREOWNERS' INVESTMENT

CURRENT LIABILITIES:
 Accounts payable                                     $51.8     $46.4
 Accrued compensation and benefits                     45.9      52.8
 Other accrued liabilities                            109.7     111.4
 Restructuring accrual                                 32.5      29.6
 Liabilities of discontinued operations                   -      18.2
 Notes payable                                            -       8.3
                                                   --------- ---------

      Total current liabilities                       239.9     266.7

 LONG-TERM NOTES PAYABLE                              400.0     400.0
 OTHER LONG-TERM LIABILITIES                            2.4       2.5
                                                   --------- ---------
      Total liabilities                               642.3     669.2

 SHAREOWNERS' INVESTMENT
      (808.8 and 806.6 shares outstanding)            608.3     627.7

                                                   --------- ---------
 TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT     $1,250.6  $1,296.9
                                                   ========= =========



                  ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                                   GAAP BASIS
                     (In Millions, Except Per Share Amounts)

                         For the Three Months    For the Six Months
                                Ended                  Ended
                              April 30,              April 30,
                         --------------------    ------------------
                          2004        2003        2004       2003
                         --------    --------    -------    -------
NET SALES                 $182.2      $186.0     $350.7     $380.6

COST OF PRODUCT SOLD       109.8       113.6      211.9      239.1
                         --------    --------    -------    -------
GROSS PROFIT                72.4        72.4      138.8      141.5
                         --------    --------    -------    -------
GROSS MARGIN                39.7%       38.9%      39.6%      37.2%

EXPENSES:
         Research and
          development       24.1        27.8       45.8       58.2
         Selling and
          administration    51.8        58.3       94.1      119.9
         Impairment
          charges            9.2         4.3        9.2       14.6
         Restructuring
          charges           13.7        12.1       20.5       20.2
                         --------    --------    -------    -------
           Total
            Expenses        98.8       102.5      169.6      212.9
                         --------    --------    -------    -------
           As a
            Percentage
            of Net Sales    54.2%       55.1%      48.4%      55.9%

OPERATING LOSS             (26.4)      (30.1)     (30.8)     (71.4)
OPERATING MARGIN          (14.5%)     (16.2%)     (8.8%)    (18.8%)
OTHER INCOME (EXPENSE),
 NET:
           Interest          1.6         1.7        2.4        2.9
           Other            (0.8)       (2.2)       6.3       (4.0)
                         --------    --------    -------    -------

INCOME (LOSS) BEFORE
 INCOME TAXES              (25.6)      (30.6)     (22.1)     (72.5)
(BENEFIT)  PROVISION FOR
 INCOME TAXES                  -           -          -          -
                         --------    --------    -------    -------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS     (25.6)      (30.6)     (22.1)     (72.5)

DISCONTINUED OPERATIONS,
 NET OF TAX:
         Loss from
          discontinued
          operations        (2.2)        1.2       (4.4)       1.6
         Gain (Loss) on
          sale               1.2                   (2.5)
                         --------    --------    -------    -------
                            (1.0)        1.2       (6.9)       1.6

NET LOSS                  $(26.6)(a)  $(29.4)(b) $(29.0)(a) $(70.9)(b)
                         ========    ========    =======    =======
NET MARGIN                (14.6%)     (15.8%)     (8.3%)    (18.6%)

AVERAGE COMMON SHARES
 OUTSTANDING - BASIC       808.1       802.7      807.5      801.9
                         ========    ========    =======    =======
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED     808.1       804.5      807.5      803.7
                         ========    ========    =======    =======
EARNINGS (LOSS) PER
 SHARE FROM CONTINUING
 OPERATIONS - BASIC AND
 DILUTED                  $(0.03)(a)  $(0.04)(b) $(0.03)(a) $(0.09)(b)
                         ========    ========    =======    =======
LOSS PER SHARE FROM
 DISCONTINUED OPERATIONS
 - BASIC AND DILUTED      $(0.00)(a)   $0.00 (b) $(0.01)(a)  $0.00 (b)
                         ========    ========    =======    =======
NET LOSS PER SHARE -
 BASIC AND DILUTED        $(0.03)(a)  $(0.04)(b) $(0.04)(a) $(0.09)(b)
                         ========    ========    =======    =======


(a) Excluding $13.7 million and $20.5 million restructuring charges; $9.2 million and $9.2 million impairment charges; $0.0 million and $4.4 million nonoperating gain on sale of investments; $0.0 million and $3.7 million net nonoperating gain for divested product lines; $0.0 million and $0.1 million other nonoperating gain; $(1.0) million and $(6.9) million net loss for discontinued operations; net loss would have been $(2.7) million and $(0.6) million for the three and six months ended April 30, 2004, respectively. On the same basis, basic and diluted EPS would have been $0.00 and $0.00 for the three and six months ended April 30, 2004, respectively.

(b) Excluding $12.1 million and $20.2 million restructuring charges; $4.3 million and $14.6 million impairment charges; $1.2 million and $1.2 million for inventory restructuring; $0.2 million and $0.0 million gain from miscellaneous operating activities; $0.0 million and $2.2 million nonoperating loss related to the write-down of the investment portfolio; $0.0 million and $1.2 million nonoperating gain on the sale of investments; $1.0 million and $(2.7) million nonoperating gain (loss) related to the sale of divested product lines; $0.3 million and $0.3 million nonoperating loss related to a sale-leaseback transaction; $0.0 million and $0.1 million gain for miscellaneous nonoperating activities; and $1.2 million and $1.6 million net income from discontinued operations; net loss would have been $(13.9) million and $(32.6) million for the three and six months ended April 30, 2003, respectively. On the same basis, basic and diluted EPS would have been $(0.02) and $(0.04) for the three and six months ended April 30, 2003, respectively.



                          ADC Telecommunications, Inc.
                       Consolidated Statement of Cash Flow
                                 ($ in Millions)

                                        Three Months     Six Months
                                            Ended           Ended
                                          April 30        April 30
                                       --------------- ---------------
                                         2004    2003    2004    2003
                                       ------- ------- ------- -------

Cash Flows from Operating Activities:
 Net loss                              $(26.6) $(29.4) $(29.0) $(70.9)
 Adjustments:
  Inventory and fixed asset write-offs    9.3     5.6     9.0    15.9
  Depreciation and amortization          10.4    18.2    21.8    33.5
  Change in bad debt reserves             0.8     0.3    (3.7)    1.4
  Change in inventory reserves           (0.3)   (1.9)    1.2    (0.8)
  Non-cash stock compensation             0.1       -     0.7     2.1
  Gain on sale of investments               -       -    (4.4)   (2.0)
  Loss on sale of business/product
   lines                                  0.8       -     1.1     2.8
  (Gain) Loss on sale of fixed assets     0.1     1.5    (0.3)    1.0
  Other                                  (0.4)    1.8    (0.7)    2.1
  Changes in assets & liabilities, net
   of acquisitions
     Accounts receivable                (13.0)  (10.0)   (3.2)    2.6
     Inventories                         (7.8)    8.3   (11.6)    7.0
     Prepaid income taxes and other
      assets                              8.1    28.9     9.8   136.0
     Accounts payable                     2.5   (13.8)    5.6   (30.0)
     Accrued liabilities                 18.8   (47.8)    0.4   (92.4)
                                       ------- ------- ------- -------
       Total cash (used) provided by
        operating activities              2.8   (38.3)   (3.3)    8.3

Cash Flows from Investing Activities:
 Divestitures, net of cash disposed      (1.4)      -     3.7     0.5
 Property and equipment additions        (3.7)  (10.4)   (6.6)  (16.1)
 Proceed from sale of building              -       -     5.6       -
 (Increase) Decrease in restricted
  cash                                   (2.2)   76.7    (2.4)  114.8
 Short-term investments, net             13.4       -    15.3       -
 Long term investments, net               0.5       -     3.0     4.0
                                       ------- ------- ------- -------
       Total cash provided by
        investing activities              6.6    66.3    18.6   103.2

Cash Flows from Financing Activities:
 Decrease in debt                        (7.5)  (21.5)   (8.3)  (18.4)
 Common stock issued                      2.8     2.5     4.6     2.8
                                       ------- ------- ------- -------
       Total cash used by financing
        activities                       (4.7)  (19.0)   (3.7)  (15.6)

Effect of exchange rate on cash           0.1    (0.8)   (0.1)   (0.3)
                                       ------- ------- ------- -------

Increase in cash and cash equivalents     4.8     8.2    11.5    95.6

Cash and cash equivalents, beginning
 of period                              725.4   365.1   718.7   277.7
                                       ------- ------- ------- -------

Cash and cash equivalents, end of
 period                                $730.2  $373.3  $730.2  $373.3
                                       ======= ======= ======= =======



                             SUPPLEMENTARY SCHEDULE
                  ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
               RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS

                     (In Millions, Except Per Share Amounts)

                                     For the Three Months Ended
                                           April 30, 2004

                                            Restructuring
                                   GAAP       and Other    Proforma
                                 Results      Charges(a)   Results(a)
                               ------------ ------------- ------------
NET SALES                           $182.2             -       $182.2

COST OF PRODUCT SOLD                 109.8             -        109.8
                               ------------ ------------- ------------
GROSS PROFIT                          72.4             -         72.4
                               ------------ ------------- ------------
GROSS MARGIN                          39.7%                      39.7%

EXPENSES:
         Research and
          development                 24.1             -         24.1
         Selling and
          administration              51.8             -         51.8
         Impairment charges            9.2          (9.2)           -
         Restructuring charges        13.7         (13.7)           -
                               ------------ ------------- ------------
           Total Expenses             98.8         (22.9)        75.9
                               ------------ ------------- ------------
            As a Percentage of
             Net Sales                54.2%                      41.7%

OPERATING INCOME (LOSS)              (26.4)         22.9         (3.5)
OPERATING MARGIN                    (14.5%)            -        (1.9%)
OTHER INCOME (EXPENSE), NET:
         Interest                      1.6             -          1.6
         Other                        (0.8)            -         (0.8)
                               ------------ ------------- ------------

INCOME (LOSS) BEFORE INCOME
 TAXES                               (25.6)         22.9         (2.7)
PROVISION (BENEFIT)  FOR
 INCOME TAXES                            -             -            -
                               ------------ ------------- ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          (25.6)         22.9         (2.7)

DISCONTINUED OPERATIONS, NET
 OF TAX:
         Loss from
          discontinued
          operations                  (2.2)          2.2            -
         Gain (Loss) on sale
          of subsidiary                1.2          (1.2)           -
                               ------------ ------------- ------------
                                      (1.0)          1.0            -

NET (LOSS) INCOME                   $(26.6)        $23.9        $(2.7)
                               ============ ============= ============
NET MARGIN                          (14.6%)                     (1.5%)


AVERAGE COMMON SHARES
 OUTSTANDING - BASIC                 808.1         808.1        808.1
                               ============ ============= ============
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED               808.1         808.1        808.1
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                        $(0.03)        $0.03       $(0.00)
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                  $(0.00)        $0.00        $0.00
                               ============ ============= ============
NET LOSS PER SHARE - BASIC AND
 DILUTED                            $(0.03)        $0.03       $(0.00)
                               ============ ============= ============




                                     For the Three Months Ended
                                           April 30, 2003

                                            Restructuring
                                   GAAP       and Other     Proforma
                                 Results      Charges(b)   Results(b)
                               ------------ ------------- ------------
NET SALES                           $186.0             -       $186.0

COST OF PRODUCT SOLD                 113.6          (1.2)       112.4
                               ------------ ------------- ------------
GROSS PROFIT                          72.4           1.2         73.6
                               ------------ ------------- ------------
GROSS MARGIN                          38.9%                      39.6%

EXPENSES:
         Research and
          development                 27.8          (0.1)        27.7
         Selling and
          administration              58.3           0.3         58.6
         Impairment charges            4.3          (4.3)           -
         Restructuring charges        12.1         (12.1)           -
                               ------------ ------------- ------------
           Total Expenses            102.5         (16.2)        86.3
                               ------------ ------------- ------------
             As a Percentage
              of Net Sales            55.1%                      46.4%

OPERATING INCOME (LOSS)              (30.1)         17.4        (12.7)
OPERATING MARGIN                    (16.2%)            -        (6.8%)
OTHER INCOME (EXPENSE), NET:
         Interest                      1.7             -          1.7
         Other                        (2.2)         (0.7)        (2.9)
                               ------------ ------------- ------------

INCOME (LOSS) BEFORE INCOME
 TAXES                               (30.6)         16.7        (13.9)
PROVISION (BENEFIT)  FOR
 INCOME TAXES                            -             -            -
                               ------------ ------------- ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          (30.6)         16.7       $(13.9)

DISCONTINUED OPERATIONS, NET
 OF TAX:
         Loss from
          discontinued
          operations                   1.2          (1.2)           -
         Gain (Loss) on sale
          of subsidiary                  -                          -
                               ------------ ------------- ------------
                                       1.2          (1.2)           -

NET (LOSS) INCOME                   $(29.4)        $15.5       $(13.9)
                               ============ ============= ============
NET MARGIN                          (15.8%)                     (7.5%)


AVERAGE COMMON SHARES
 OUTSTANDING - BASIC                 802.7         802.7        802.7
                               ============ ============= ============
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED               804.5         804.5        804.5
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                        $(0.04)        $0.02       $(0.02)
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                   $0.00        $(0.00)       $0.00
                               ============ ============= ============
NET LOSS PER SHARE - BASIC AND
 DILUTED                            $(0.04)        $0.02       $(0.02)
                               ============ ============= ============

(a) Excluding $13.7 million restructuring charges; $9.2 million impairment charges; and $1.0 million net loss on discontinued operations; net loss and diluted EPS would have been $(2.7) million and $0.00 for the quarter ended April 30, 2004.

(b) Excluding $12.1 million restructuring charges; $4.3 million impairment charges; $1.2 million for inventory restructuring; $0.2 million gain from miscellaneous operating activities; $1.0 million nonoperating gain related to the sale of divested product lines; $0.3 million nonoperating loss on sale-leaseback transaction; and $1.2 million net income from discontinued operations; net loss and diluted EPS would have been $(13.9) million and $(0.02) for the quarter ended April 30, 2003.




                             SUPPLEMENTARY SCHEDULE
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
               RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS

                     (In Millions, Except Per Share Amounts)



                                     For the Three Months Ended
                                           April 30, 2004

                                            Restructuring
                                   GAAP       and Other     Proforma
                                 Results      Charges(a)   Results(a)
                               ------------ ------------- ------------
NET SALES                           $182.2            $-       $182.2

COST OF PRODUCT SOLD                 109.8             -        109.8
                               ------------ ------------- ------------
GROSS PROFIT                          72.4             -         72.4
                               ------------ ------------- ------------
GROSS MARGIN                          39.7%                      39.7%

EXPENSES:
         Research and
          development                 24.1             -         24.1
         Selling and
          administration              51.8             -         51.8
         Impairment charges            9.2          (9.2)           -
         Restructuring charges        13.7         (13.7)           -
                               ------------ ------------- ------------
           Total Expenses             98.8         (22.9)        75.9
                               ------------ ------------- ------------
             As a Percentage
              of Net Sales            54.2%                      41.7%

OPERATING INCOME (LOSS)              (26.4)         22.9         (3.5)
OPERATING MARGIN                    (14.5%)                     (1.9%)
OTHER INCOME (EXPENSE), NET:
         Interest                      1.6             -          1.6
         Other                        (0.8)            -         (0.8)
                               ------------ ------------- ------------

INCOME (LOSS) BEFORE INCOME
 TAXES                               (25.6)         22.9         (2.7)
PROVISION (BENEFIT)  FOR
 INCOME TAXES                            -             -            -
                               ------------ ------------- ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          (25.6)         22.9         (2.7)

DISCONTINUED OPERATIONS, NET
 OF TAX:
         Loss from
          discontinued
          operations                  (2.2)          2.2            -
         Gain (Loss) on sale
          of subsidiary                1.2          (1.2)           -
                               ------------ ------------- ------------
                                      (1.0)          1.0            -

NET LOSS                            $(26.6)        $23.9        $(2.7)
                               ============ ============= ============
NET MARGIN                          (14.6%)                     (1.5%)


AVG COMMON SHARES OUTSTANDING
 - BASIC                             808.1         808.1        808.1
                               ============ ============= ============
AVG COMMON SHARES OUTSTANDING
 - DILUTED                           808.1         808.1        808.1
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                        $(0.03)        $0.03       $(0.00)
                               ============ ============= ============
LOSS PER SHARE FROM
 DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                  $(0.00)        $0.00        $0.00
                               ============ ============= ============
NET LOSS PER SHARE - BASIC AND
 DILUTED                            $(0.03)        $0.03       $(0.00)
                               ============ ============= ============



                                     For the Three Months Ended
                                          January 31, 2004

                                            Restructuring
                                   GAAP       and Other     Proforma
                                 Results      Charges(b)   Results(b)
                               ------------ ------------- ------------
NET SALES                           $168.5            $-       $168.5

COST OF PRODUCT SOLD                 102.2             -        102.2
                               ------------ ------------- ------------
GROSS PROFIT                          66.3             -         66.3
                               ------------ ------------- ------------
GROSS MARGIN                          39.3%                      39.3%

EXPENSES:
         Research and
          development                 21.7             -         21.7
         Selling and
          administration              42.1             -         42.1
         Impairment charges              -             -            -
         Restructuring charges         6.9          (6.9)           -
                               ------------ ------------- ------------
           Total Expenses             70.7          (6.9)        63.8
                               ------------ ------------- ------------
             As a Percentage
              of Net Sales            42.0%                      37.9%

OPERATING INCOME (LOSS)               (4.4)          6.9          2.5
OPERATING MARGIN                     (2.6%)                       1.5%
OTHER INCOME (EXPENSE), NET:
         Interest                      0.8             -          0.8
         Other                         7.0          (8.1)        (1.1)
                               ------------ ------------- ------------

INCOME (LOSS) BEFORE INCOME
 TAXES                                 3.4          (1.2)         2.2
PROVISION (BENEFIT)  FOR
 INCOME TAXES                            -             -            -
                               ------------ ------------- ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                            3.4          (1.2)         2.2

DISCONTINUED OPERATIONS, NET
 OF TAX:
         Loss from
          discontinued
          operations                  (2.2)          2.2            -
         Gain (Loss) on sale
          of subsidiary               (3.6)          3.6            -
                               ------------ ------------- ------------
                                      (5.8)          5.8            -

NET LOSS                             $(2.4)         $4.6         $2.2
                               ============ ============= ============
NET MARGIN                           (1.4%)                       1.3%


AVG COMMON SHARES OUTSTANDING
 - BASIC                             806.8         806.8        806.8
                               ============ ============= ============
AVG COMMON SHARES OUTSTANDING
 - DILUTED                           812.2         812.2        812.2
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                         $0.00        $(0.00)       $0.00
                               ============ ============= ============
LOSS PER SHARE FROM
 DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                  $(0.01)        $0.01        $0.00
                               ============ ============= ============
NET LOSS PER SHARE - BASIC AND
 DILUTED                            $(0.00)        $0.01        $0.00
                               ============ ============= ============

(a) Excluding $13.7 million restructuring charges; $9.2 million charges; and $1.0 million net loss on discontinued operations; net loss and diluted EPS would have been $(2.7) million and $0.00 for the quarter ended April 30, 2004.

(b) Excluding $6.9 million restructuring charges; $4.4 million nonoperating gain on sale of investments; $3.7 million net nonoperating gain for divested product lines; and $5.8 million net loss on discontinued operations; net income and diluted EPS would have been $2.2 million and $0.00 for the quarter ended January 31, 2004.




                             SUPPLEMENTARY SCHEDULE
                  ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
               RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS

                     (In Millions, Except Per Share Amounts)



                                      For the Six Months Ended
                                           April 30, 2004

                                            Restructuring
                                   GAAP       and Other     Proforma
                                 Results      Charges(a)   Results(a)
                               ------------ ------------- ------------
NET SALES                           $350.7             -       $350.7

COST OF PRODUCT SOLD                 211.9             -        211.9
                               ------------ ------------- ------------
GROSS PROFIT                         138.8             -        138.8
                               ------------ ------------- ------------
GROSS MARGIN                          39.6%                      39.6%

EXPENSES:
         Research and
          development                 45.8             -         45.8
         Selling and
          administration              94.1             -         94.1
         Impairment charges            9.2          (9.2)           -
         Restructuring charges        20.5         (20.5)           -
                               ------------ ------------- ------------
           Total Expenses            169.6         (29.7)       139.9
                               ------------ ------------- ------------
             As a Percentage
              of Net Sales            48.4%                      39.9%

OPERATING INCOME (LOSS)              (30.8)         29.7         (1.1)
OPERATING MARGIN                     (8.8%)            -        (0.3%)
OTHER INCOME (EXPENSE), NET:
         Interest                      2.4             -          2.4
         Other                         6.3          (8.2)        (1.9)
                               ------------ ------------- ------------

INCOME (LOSS) BEFORE INCOME
 TAXES                               (22.1)         21.5         (0.6)
PROVISION (BENEFIT)  FOR
 INCOME TAXES                            -             -            -
                               ------------ ------------- ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          (22.1)         21.5         (0.6)

DISCONTINUED OPERATIONS, NET
 OF TAX:
         Loss from
          discontinued
          operations                  (4.4)          4.4            -
         Loss on sale of
          subsidiary                  (2.5)          2.5            -
                               ------------ ------------- ------------
                                      (6.9)          6.9            -

NET (LOSS) INCOME                   $(29.0)        $28.4        $(0.6)
                               ============ ============= ============
NET MARGIN                           (8.3%)                     (0.2%)


AVG COMMON SHARES OUTSTANDING
 - BASIC                             807.5         807.5        807.5
                               ============ ============= ============
AVG COMMON SHARES OUTSTANDING
 - DILUTED                           807.5         807.5        807.5
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                        $(0.03)        $0.03       $(0.00)
                               ============ ============= ============
LOSS PER SHARE FROM
 DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                  $(0.01)        $0.01        $0.00
                               ============ ============= ============
NET LOSS PER SHARE - BASIC AND
 DILUTED                            $(0.04)        $0.04       $(0.00)
                               ============ ============= ============



                                      For the Six Months Ended
                                           April 30, 2003

                                            Restructuring
                                   GAAP       and Other     Proforma
                                 Results      Charges(b)   Results(b)
                               ------------ ------------- ------------
NET SALES                           $380.6             -       $380.6

COST OF PRODUCT SOLD                 239.1          (1.2)       237.9
                               ------------ ------------- ------------
GROSS PROFIT                         141.5           1.2        142.7
                               ------------ ------------- ------------
GROSS MARGIN                          37.2%                      37.5%

EXPENSES:
         Research and
          development                 58.2             -         58.2
         Selling and
          administration             119.9             -        119.9
         Impairment charges           14.6         (14.6)           -
         Restructuring charges        20.2         (20.2)           -
                               ------------ ------------- ------------
           Total Expenses            212.9         (34.8)       178.1
                               ------------ ------------- ------------
             As a Percentage
              of Net Sales            55.9%                      46.8%

OPERATING INCOME (LOSS)              (71.4)         36.0        (35.4)
OPERATING MARGIN                    (18.8%)            -        (9.3%)
OTHER INCOME (EXPENSE), NET:
         Interest                      2.9             -          2.9
         Other                        (4.0)          3.9         (0.1)
                               ------------ ------------- ------------

INCOME (LOSS) BEFORE INCOME
 TAXES                               (72.5)         39.9        (32.6)
PROVISION (BENEFIT)  FOR
 INCOME TAXES                            -             -            -
                               ------------ ------------- ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          (72.5)         39.9        (32.6)

DISCONTINUED OPERATIONS, NET
 OF TAX:
         Loss from
          discontinued
          operations                   1.6          (1.6)           -
         Loss on sale of
          subsidiary                     -                          -
                               ------------ ------------- ------------
                                       1.6          (1.6)           -

NET (LOSS) INCOME                   $(70.9)        $38.3       $(32.6)
                               ============ ============= ============
NET MARGIN                          (18.6%)                     (8.6%)


AVG COMMON SHARES OUTSTANDING
 - BASIC                             801.9         801.9        801.9
                               ============ ============= ============
AVG COMMON SHARES OUTSTANDING
 - DILUTED                           803.7         803.7        803.7
                               ============ ============= ============
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                        $(0.09)        $0.05       $(0.04)
                               ============ ============= ============
LOSS PER SHARE FROM
 DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                   $0.00        $(0.00)       $0.00
                               ============ ============= ============
NET LOSS PER SHARE - BASIC AND
 DILUTED                            $(0.09)        $0.05       $(0.04)
                               ============ ============= ============

(a) Excluding $20.5 million restructuring charges; $9.2 million impairment charges; $4.4 million nonoperating gain on sale of investments; $3.7 million net nonoperating gain for divested product lines; $0.1 million other nonoperating gain; and $6.9 million net loss on discontinued operations; net loss and diluted EPS would have been $(0.6) million and $0.00 for the six months ended April 30, 2004.

(b) Excluding $20.2 million restructuring charges; $14.6 million impairment charges; $1.2 million of inventory restructuring; 2.2 million nonoperating loss related to the write-down of the investment portfolio; $1.2 million nonoperating gain on the sale of investments; $2.7 million nonoperating loss related to the sale of divested product lines; $0.3 million nonoperating loss related to a sale leaseback transaction; $0.1 million gain related to miscellaneous nonoperating activity; and $1.6 million net income from discontinued operations; net loss and diluted EPS would have been $(32.6) million and $(0.04) for the six months ended April 30, 2003.




                             SUPPLEMENTARY SCHEDULE
                  ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
               OPERATING SEGMENT GAAP TO PRO-FORMA RECONCILIATION
                                  (In Millions)

                              CONTINUING OPERATIONS
                   NET SALES GAAP TO PRO-FORMA RECONCILIATION

                               2004           2004          2003
                           Second Quarter First Quarter Second Quarter
                           -------------- ------------- --------------
GAAP Net Sales
  BIA                             $120.9        $106.0         $113.9
  IS                                61.3          62.5           72.1
                           -------------- ------------- --------------
                                   182.2         168.5          186.0
                           -------------- ------------- --------------

Less:
  BIA - Divested Product
   Lines (a)                          $-            $-             $-
                           -------------- ------------- --------------
                                       -             -              -
                           -------------- ------------- --------------

Pro-forma Net Sales
  BIA                             $120.9        $106.0         $113.9
  IS                                61.3          62.5           72.1
                           -------------- ------------- --------------
                                  $182.2        $168.5         $186.0
                           ============== ============= ==============

(a) Excluding $0.0 million, $0.0 million and $0.0 million net sales from product lines divested prior to fiscal 2003; net sales from continuing operations would have been $182.2 million, $168.5 million, and $186.0 million for the three months ended April 30, 2004, January 31, 2004 and April 30, 2003, respectively.



                              CONTINUING OPERATIONS
                OPERATING INCOME GAAP TO PRO-FORMA RECONCILIATION

                               2004           2004          2003
                           Second Quarter First Quarter Second Quarter
                           -------------- ------------- --------------
GAAP Operating Loss
BIA                                 $6.4          $4.5          $(7.0)
IS                                  (8.9)         (3.4)          (0.6)
Other                              (23.9)         (5.5)         (22.5)
                           -------------- ------------- --------------
                                   (26.4)         (4.4)         (30.1)
                           -------------- ------------- --------------

Less:
BIA - Divested Product
 Lines (b)                            $-            $-           $0.2
Other (b)                          (22.9)         (6.9)         (17.6)
                           -------------- ------------- --------------
                                   (22.9)         (6.9)         (17.4)
                           -------------- ------------- --------------

Pro-forma Operating Income
 (Loss)
 BIA                                $6.4          $4.5          $(7.2)
 IS                                 (8.9)         (3.4)          (0.6)
 Other                              (1.0)          1.4           (4.9)
                           -------------- ------------- --------------
                                   $(3.5)         $2.5         $(12.7)
                           ============== ============= ==============


(b) Excluding $0.0 million, $0.0 million, and $0.2 million operating income from product lines divested prior to fiscal 2003; $0.0 million, $0.0 million, and $1.2 million inventory restructuring; $13.7 million, $6.9 million, and $12.1 million restructuring charges; $9.2 million, $0.0 million and $4.3 million impairment charges; operating income (loss) from continuing operations would have been $(3.5) million, $2.5 million, and $(12.7) million for the three months ended April 30, 2004, January 31, 2004 and April 30, 2003, respectively.


    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306